EXHIBIT 5
                         Opinion of Martin J. Levitas

                         [Campbell Soup Company Logo]

                               Legal Department
                                Campbell Place
                         Camden, New Jersey 08103-1799


MARTIN J. LEVITAS                                     TELEPHONE (856) 342-6127
VICE PRESIDENT - LEGAL                                      FAX (856) 342-3936

                                                                  June 7, 2002

Campbell Soup Company
Campbell Place
Camden, New Jersey 08103-1799

Gentlemen:

          Campbell Soup Company, a New Jersey corporation (the "Company"), is registering for sale under the Securities Act of 1933, as amended (the "Act"), $1,000,000,000 in aggregate principal amount of the Company's debt securities (the "Debt Securities") to be offered from time to time pursuant to a Registration Statement on Form S-3 being filed under the Act on the date hereof (the "Registration Statement") and issued from time to time under an Indenture (the "Indenture") between the Company and Bankers Trust Company of New York, as Trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement.

          As Vice President - Legal of the Company, I am familiar with all corporate and other proceedings taken by the Company in connection with the Debt Securities, the Registration Statement and the Indenture. In such capacity, I have examined originals or copies, certified to my satisfaction, of such documents, certificates or other statements of public officials and corporate officers of the Company and such other papers as I have deemed relevant and necessary in order to give the opinion hereinafter set forth. In this connection, I have assumed the genuineness of signatures on, and the authenticity of, all documents so examined. As to any facts material to this opinion that were not independently established by me, I relied on such certificates or other statements of public officials and officers of the Company with respect to the accuracy of factual matters contained therein.

          Based upon the foregoing, and the legal considerations that I deem relevant, it is my opinion that the Debt Securities of a particular series offered (the "Offered Debt Securities") will be legally issued and binding obligations of the Company (except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights or by general principles of equity) when (i) the Registration Statement relating to the Offered Debt Securities, as amended (including all necessary post-effective amendments), shall have become effective under the Act, (ii) the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, and duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Offered Debt Securities shall have been duly executed and authenticated as provided in the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.


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          I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference under the caption "Legal Opinions" in the prospectus forming a part thereof or used in connection therewith.


                                                   Very truly yours,

                                                   /s/  Martin J. Levitas
                                                   Martin J. Levitas